UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2015

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governor's Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As of November 8, 2015, the Board of Directors (the “Board”) of Vantiv, Inc. (the “Company”) approved and adopted certain amendments to the Vantiv, LLC Executive Severance Plan (the “Plan”). The amendments to the Plan were adopted as part of the Company’s ongoing effort to maintain an executive compensation program that is consistent with competitive practices.

The amendments provide the Chief Executive Officer, Executive Officers and Senior Officer participants, respectively, with severance payments equal to 1.5x the sum of base salary plus target bonus for the year of termination, 1x the sum of base salary plus target bonus for the year of termination and 0.5x the sum of base salary plus target bonus for the year of termination in the case of a Qualifying Termination (as defined in the Plan) outside a Change of Control Protection Period, and severance payments equal to 2x the sum of base salary plus target bonus for the year of termination, 2x the sum of base salary plus target bonus for the year of termination and 1x the sum of base salary plus target bonus for the year of termination in the case of a Qualifying Termination within a Change of Control Protection Period. In addition, Participants are entitled to receive their pro rata performance bonus for year of termination based on actual performance in the case of a Qualifying Termination outside a Change of Control Protection Period and based on target in in the case of a Qualifying Termination within a Change of Control Protection Period.

The Plan was also amended so that Good Reason termination by an Executive Officer or Senior Officer Participant is no longer a Qualifying Termination outside of a Change of Control Protection Period, so that the definition of Change of Control Protection Period no longer covers the six (6) month period prior to the date of a Change of Control, and so that a Change of Control is triggered upon the acquisition by a person or Section 13(d) group of 25% or more of the voting power of the Company. Finally, the Plan amendments also include that in the event that payments made pursuant to Plan participants would, if paid, be subject to the tax on excess parachute payments under Section 4999 (the “Excise Tax”) of the Internal Revenue Code of 1986, as amended, then the payments will be reduced to the extent necessary so that no portion of the payments is subject to the Excise Tax, provided that the net amount of the reduced payments, after giving effect to income tax consequences, is greater than or equal to the net amount of the payments without such reduction, after giving effect to the Excise Tax and income tax consequences.

In connection with these amendments to the Plan, the Company also amended its form of Performance Share Award Agreement (the “Award Agreement”) with respect to the accelerated vesting treatment of performance share awards upon a Change of Control.

The above description is a summary of the terms of the Plan and the Award Agreement, does not purport to be a complete description of all features of the Plan or the Award Agreement, and is subject to and qualified in its entirety by the terms of the Plan and the Award Agreement, each of which will be filed by the Company as an exhibit to its Form 10-K for the fiscal year ending December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

November 13, 2015	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Secretary

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